CERTIFIED COPY OF

ARRANGEMENT AGREEMENT MADE AS OF THE

24TH DAY OF FEBRUARY, 2000

BETWEEN INTERNATIONAL SKYLINE GOLD CORPORATION,

588056 B.C. LTD.

AND COPPER MOUNTAIN MINES LTD. and PLAN OF ARRANGEMENT

The undersigned, President of 588056 B.C. LTD. hereby confirms that the attached is a true and complete copy of an Arrangement Agreement made as of the 24th day of February, 2000 between International Skyline Gold Corporation, 588056 B. C. Ltd. and Copper Mountain Mines Ltd. to which is attached the Plan of Arrangement, which Agreement was duly approved by consent resolution of the sole member dated March 29, 2000 and that the said Arrangement Agreement and Plan of Arrangement remain in full force and effect and unamended as at the date hereof.

DATED this 31st day of March, 2000.

“Signed”_________________

CLIFFORD A. GRANDISON

ARRANGEMENT AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 24th day of February, 2000.

AMONG:

INTERNATIONAL SKYLINE GOLD CORPORATION, a company incorporated pursuant to the Company Act (British Columbia) (hereinafter referred to as the

"Corporation")

OF THE FIRST PART

-and-

588056 B.C. Ltd., a company incorporated pursuant to the Company Act (British

Columbia) (hereinafter referred to as "New Skyline")

OF THE SECOND PART

-and -

COPPER MOUNTIAN MINES LTD., a company incorporated pursuant to the

Company Act (British Columbia) (hereinafter referred to as "Copper Mountain")

OF THE THIRD PART

WHEREAS each of the Corporation and Copper Mountain intend to propose to their respective members, and warrant holders in the case of Copper Mountain, the Arrangement;

AND WHEREAS New Skyline is a wholly-owned subsidiary of the Corporation incorporated to facilitate the completion of the Arrangement;

AND WHEREAS Copper Mountain wishes to amalgamate with the Corporation as part of the Arrangement;

AND WHEREAS the parties hereto wish to record their agreements with regard to the Arrangement and Plan of Arrangement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATI0N

1.1

Definitions

In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, words and terms defined in the Circular shall have the same meaning when used herein and, in addition, the following terms shall have the following meanings:

"Arrangement" means the arrangement under the provisions of Section 252 of the Company a Act, on the terms and conditions set forth in the Plan of Arrangement or any amendment or variation thereto made in accordance with section 6.1 of this Agreement;

"Business Day" means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Vancouver;

"CDNX" means the Canadian Venture Exchange;

"China" means the People's Republic of China;

"Chinese Properties” means the 80% interest in the Magushan Mine, the Xuanzhou Mine and the Liqiao Exploration Area located in the southern portion of Anhui Province, China;

"Circular" means the definitive form, together with any amendments thereto, of the management information circular of the Corporation to be prepared and sent to the holders of the Skyline Common Shares in connection with the Meeting;

"Company Act" means the Company Act (British Columbia), R.S.B.C. 1996, c. 62, as amended;

"Copper Mountain Financial Statements" means the financial statements of Copper Mountain on a consolidated basis provided to the Corporation;

"Corporation Financial Statements" means the financial statements of the Corporation contained in the Circular;

"Court" means the Supreme Court of British Columbia;

"Effective Date" means the date on which the Final Order and all required documents are accepted for filing by the Registrar;

"Exchange Ratio" means the number obtained by dividing the total issued and outstanding New Copper Mountain Common Shares issued to holders of Pre-Amalgamation Common Shares as part of the Arrangement by .1 and multiplying that number by .85 and then dividing that number by the total issued and outstanding Original Copper Mountain Shares;

"Exchangeable Shares" mean the shares of the Corporation issued as part of the Arrangement as more particularly set forth in the Plan of Arrangement;

"Final Order" means the final order of the Court approving the Arrangement pursuant to the Company Act;

"Indemnified Liabilities" means all liabilities and obligation of the Corporation incurred on or prior to the Effective Date of any kind whatsoever (including absolute, accrued or contingent liabilities) or which may arise as a result of actions, inactions or transactions occurring in the Corporation prior to the Effective Date;

"Interim Order" means the order of the Court made pursuant to the petition therefore contemplated by section 3.3 hereof;

"Meeting" means the annual and special general meeting of Skyline Common Shareholders to be held to consider, among other matters, the Arrangement, and my adjournment thereof;

"Mill Equipment" means the underground mining and mill equipment of the Corporation located on its Johnny Mountain property;

"New Copper Mountain" means the corporation resulting from the amalgamation of the Corporation with Copper Mountain as part of the Arrangement;

"New Copper Mountain Common Shares" means the common shares of New Copper Mountain, which New Copper Mountain will be authorized to issue upon the Arrangement becoming effective and which may be issued by New Copper Mountain after the Effective Date;

"New Skyline Common Shares" means the common shares in the capital of New Skyline;

"Original Copper Mountain Common Shares" mean the common shares of Copper Mountain issued and outstanding on the Effective Date;

"Original Copper Mountain Shareholders" mean the holders of the Original Copper Mountain Shares on the Effective Date;

"Original Copper Mountain Securities" means the Original Copper Mountain Shares and the Original Copper Mountain Warrants;

"Original Copper Mountain Security holders " means the Original Copper Mountain Shareholders and the holders of the Original Copper Mountain Warrants;

"Original Copper Mountain Warrants" means the warrants of Copper Mountain entitling holders thereof to purchase Original Copper Mountain Common Shares issued and outstanding immediately prior to the Arrangement;

"Plan of Arrangement" means the plan of arrangement which is annexed as Exhibit 1 hereto and any amendment or variation thereto made in accordance with section 6.1 hereof;

"Pre-Amalgamation Common Shares" means the shares of the Corporation issued as part of the Arrangement and prior to the amalgamation of the Corporation and Copper Mountain under the Arrangement;

"Registrar" means the Registrar of Companies under the Company Act;

"Skyline Common Shares" means the common shares in the capital of the Corporation;

"Skyline Common Shareholders" mean the holders of Skyline Common Shares on the Effective Date;

"Skyline Options" means the option of the Corporation whereby a holder thereof is entitled to purchase Skyline Common Shares pursuant to the Corporation's Share Option Plan;

"Skyline Warrants" mean the warrants of the Corporation whereby a holder thereof is entitled to purchase Skyline Common Shares outstanding prior to the date hereof;

"Technical Services Agreement" means the agreement between New Copper Mountain and New Skyline to be dated the Effective Date whereby New Skyline agrees to provide certain technical services to New Copper Mountain; and

"TSE" means The Toronto Stock Exchange.

1.2

"Corporation" and "Subsidiary"

(a)

For the purposes of this Agreement, a corporation is a subsidiary of another corporation where

(i) it is controlled by

(A)

that other corporation; or

(B)

that other corporation and one or more corporations, each of which is controlled by that other corporation; or

(C)

2 or more corporations, each of which is controlled by that other corporation; or

(ii)

it is a subsidiary of a subsidiary of that other corporation.

(b)

For the purpose of this Agreement, a corporation is controlled by a person where

(i)

shares of the corporation carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of that person; and

(ii)

the votes carried by the shares mentioned in paragraph (i) are sufficient, if exercised, to elect a majority of the directors of the corporation.

1.3

Interpretation Not Affected by Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", and "hereunder" and similar expressions refer to this Agreement (including the exhibit hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4

Numbers, Et Cetera

Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include both genders; and words importing persons shall include firms, corporations, trusts and partnerships.

1.5

Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day at such place, unless otherwise agreed to.

1.6

Entire Agreement

This Agreement. together with the exhibit, schedules, agreements and other documents herein or therein referred to constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written among the parties with respect to the subject matter hereof.

1.7

Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1

Representations and Warranties of the Corporation

The Corporation represents and warrants to and in favour of New Skyline and Copper Mountain as follows:

(a)

the Corporation is a company duly incorporated and validly existing under the Company Act and has the corporate power and authority to own operate and lease its property and assets and to carry on its business as now being conducted by it, and it is duly registered, licensed or qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or where the character of its properties and assets makes such registration, licensing or qualification necessary;

(b)

the Corporation is a reporting issuer, or it equivalent in each of the provinces of British Columbia, Alberta and Ontario and is not in material default of any requirement of applicable securities legislation;

(c)

the Corporation has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder. The execution and delivery of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated by this Agreement have been duly authorized by the board of directors of the Corporation and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement and the transactions contemplated hereby other than:

(i)

the approval of the board of directors of the Corporation solely with respect to the Circular; and

(ii)

approval of the Skyline Common Shareholders with respect to completion of the Arrangement;

(d)

the authorized capital of the Corporation consists of 800,000,000 shares divided into 500,000,000 common shares without par value and 300,000,000 preferred shares without par value, issuable in series, of which there are issued and outstanding at the date hereof 44,621,959 Skyline Common Shares;

(e)

the Skyline Common Shares are listed on and trade on the TSE and the CDNX;

(f)

no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of the Corporation or of any of its subsidiaries or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of the Corporation or any of its subsidiaries, except for:

(i)

holders of Skyline Warrants who have the right to purchase an aggregate of 1,003,917 Skyline Common Shares pursuant to the Skyline Warrants;

(ii)

employees or former employees of Corporation who have options, to purchase an aggregate of 2,795,000 Skyline Common Shares pursuant to the Skyline Options; and

(iii)

the issuance of shares as contemplated by the Arrangement;

(g)

the execution and delivery of this Agreement by the Corporation and the completion of the transactions contemplated herein:

(i)

do not and will not result in a breach of, or violate any term or provision of, the memorandum or articles of the Corporation or any of the constating documents of its subsidiaries;

(ii)

subject to receiving any consent as may be necessary under any agreement by which the Corporation or any of its subsidiaries is bound, do not and will not, as of the Effective Date, conflict with, result in the breach of, constitute a default under, give rise to any right of termination or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which the Corporation and its subsidiaries taken as a whole, or to which any material property of the Corporation or any of its subsidiaries is subject or result in the creation of any lien, charge or encumbrance upon any of the material assets of the Corporation or any of its subsidiaries, or give to any person any material interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)

subject to receipt of all necessary approvals of the Skyline Common Shareholders and the Court do not and will not as of the Effective Date violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to the Corporation, after due inquiry, the breach of which would have a material adverse effect on the Corporation and its subsidiaries taken as a whole;

(h)

to the best of the knowledge of the Corporation after due inquiry, there are no actions, suits, proceedings or investigations commenced, contemplated or threatened against or affecting the Corporation or any subsidiary of the Corporation, at law or in equity, before or by any, governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of the Corporation, after due inquiry, are there any existing facts or conditions which may reasonably be expected, individually or in aggregate, to be a proper basis for any actions, suits, proceedings or investigations, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or Plan of Arrangement, or which may reasonably be expected individually or in the aggregate to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of the Corporation and its subsidiaries, taken as a whole, either before or after the Effective Date;

(i)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the Board of Directors of the Corporation and this Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

(j)

the Corporation Financial Statements are true and correct in every material respect, present fairly the financial position of the Corporation at the relevant dates and the results of its operations and the changes in its financial position for the periods indicated in the said statements, have been prepared in accordance with accounting principles generally accepted in Canada consistently applied;

(k)

except as disclosed in the Circular, there has been no material adverse change in the business or condition, financial or otherwise, of the Corporation and its subsidiaries from that shown in the Corporation Financial Statements;

(1)

the Corporation and its subsidiaries have not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the Arrangement;

(m)

the corporate records and minute books of the Corporation are maintained in all material respects in accordance with applicable law. The books, record and accounts of the Corporation in all material respects:

(i)

have been maintained in accordance with good business practices on a basis consistent with prior years; and

(ii)

are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Corporation;

(n)

except as has been previously disclosed orally or in writing to Copper Mountain:

(i)

the Corporation is in substantial compliance with all applicable Environmental Laws;

(ii)

in connection with Environmental Activities, there is no notice of infraction, action, suit or proceeding pending or to the knowledge of the Corporation, after due inquiry, threatened against, or in any other manner relating adversely to, the Corporation or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Entity, which, if adversely determined, would, singly or in the aggregate have a material adverse effect on the Corporation;

(iii)

all Environmental Permits which are necessary under any applicable Environmental Law for the ownership and operation by the Corporation of the real property, assets, mills and other facilities owned or used by the Corporation and all of the properties related thereto, have been duly obtained, made or taken and are in full force and effect, are not subject to further Environmental Permits or appeal, or to the knowledge of the Corporation, after due inquiry, any pending or threatened legal or administrative proceedings, and there are to the knowledge of the Corporation, without due inquiry, no proposals to amend, revoke or replace such Environmental Permits;

(iv)

the Corporation has not and is not, and to the knowledge of the Corporation, after due inquiry, no past or present lessee, owner, occupant, or licensee or other person other than the Corporation has or is, engaged in any Environmental Activity at, upon, under, over, within or with respect to the real property owned by the Corporation in material violation of any applicable Environmental Law;

(v)

no activities or operations of the Corporation are or have been subject to any judicial, administrative or other proceedings alleging a material violation of any applicable Environmental Law;

(vi)

to the knowledge of the Corporation, without inquiry, no activities or operations of the Corporation, in respect of real property owned or used by the Corporation are the subject of federal, provincial, municipal or other governmental or regulatory investigations or written notices requiring remedial action to respond to a Release of any Contaminant;

(vii)

to the knowledge of the Corporation, without inquiry, it has not been, and is not, involved in any operations or Environmental Activity in violation of any applicable Environmental Law which activities would lead to:

(A)

the imposition of liability on the Corporation which would have a material adverse effect on the Corporation; or

(B)

the creation of a lien on the real property owned or used by the Corporation under any applicable Environmental Law;

(viii)

the Corporation has not filed any written notice or report of a Release of a Contaminant with any governmental or regulatory body in respect of the real property owned or used by the Corporation or any part thereof, the consequence of which Release would have a material adverse effect on the Corporation; and

(ix)

to the knowledge of the Corporation, after due inquiry, no order, instruction or direction of any government agency or regulatory body has been issued which requires the Corporation out environmental remediation of the real property owned or used by the Corporation under any applicable Environmental Law.

For the purposes of this subsection, capitalized terms not otherwise herein shall have the following meanings: (i) "Contaminant" means any pollutants, explosives, dangerous goods and substances, underground or above ground storage tanks, deleterious substances, special waste, liquid waste, industrial waste, hauled liquid waste or waste of any other kind, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other substance the storage, manufacture, disposal, handling, treatment, generation, use, transport or release into the environment of which is prohibited, controlled or regulated under any Environmental Law; (ii) "Environmental Activity" means any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction., processing, ; treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil (land surface or subsurface strata), surface water or groundwater; (iii) "Environmental Law" means any and all Laws in effect on the date hereof relating to pollution or the environment or any Environmental Activity; (iv) "Environmental Permits" means, collectively, all permits, licenses, certificates variances, remediation orders and authorization or any registrations with, any of the environmental authorities pursuant to any of the Environmental Laws; and (v) "Release" means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, migrate, pour, emit, empty, throw, dump, place or exhaust, and when used as a noun has a similar meaning;

(o)

there are no agreements, covenants, undertakings or other commitments of the Corporation or any of its subsidiaries or any partnership or joint venture in which any of them is a partner or participant or any instruments binding on any of them or any of their respective properties:

(i)

under which the consummation of the Arrangement would have the effect of imposing restrictions or obligations on the Corporation or any of its subsidiaries materially greater than those imposed upon the Corporation or any of its subsidiaries or any such partnership or joint venture at the date hereof; or

(ii)

which would give a third party, as a result of the consummation of the Arrangement, a right to terminate any material agreement to which the Corporation or any of its subsidiaries or any such partnership or joint venture is a party or to purchase or otherwise acquire any of their respective assets; or

(iii)

under which the consummation of the Arrangement would impose material restrictions on the ability of the Corporation or any of its subsidiaries to carry on any business which it might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status; or

(iv)

under which the consummation of the Arrangement would impose material restrictions on the ability of the Corporation or any of its subsidiaries to pay any dividends or make other distributions to its shareholders or to borrow money and to mortgage and pledge its property as security therefor;

(p)

the Corporation has good and marketable title to the Mill Equipment and the Mill Equipment will on the Effective Date and immediately prior to the consummation of the Arrangement be owned by the Corporation free and clear of all liens, charges or encumbrances of any nature;

(q)

there are no known or anticipated material liabilities of the Corporation or any of its subsidiaries of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, in respect of which the Corporation or any of its subsidiaries is or may become liable other than the liabilities disclosed on, reflected in or provided for in the Corporation Financial Statements incurred in the ordinary course of business all of which will be Indemnified Liabilities, assumed by New Skyline and indemnified to New Copper Mountain;

(r)

the Corporation holds no shares or interests in any corporation other than the shares of its subsidiaries and neither of its subsidiaries hold any shares or interests in any other corporation;

(s)

the information set forth in the Circular relating to the Corporation and its subsidiaries and the interests of the Corporation and such subsidiaries, their respective businesses and properties and the effect of the Arrangement and any other transactions referred to in the Circular, thereon is true, correct and complete in all material respects and does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made; and

(t)

there is no fact which the Corporation has not disclosed to Copper Mountain, orally or in writing or otherwise made available to Copper Mountain which has had or would reasonably be expected to have a material adverse effect on the Corporation, in terms of the Arrangement and its impact on Copper Mountain after the completion thereof, or on the Mill Equipment or may materially impede the completion of the Arrangement or any of the transactions contemplated by this Agreement.

2.2

Representations and Warranties of New Skyline

New Skyline represents and warrants to and in favour of the Corporation and Copper Mountain as follows:

(a)

New Skyline is a company duly incorporated and validly existing under the Company Act;

(b)

New Skyline has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

(c)

the authorized capital of New Skyline consists of 800,000,000 shares divided to 500,000,000 common shares without par value, and 300,000,000 preferred shares without par value, issuable in series of which there is issued and outstanding as at the date hereof 1 New Skyline Common Share and no preferred shares;

(d)

except as contemplated by this Agreement, no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of New Skyline or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of New Skyline;

(e)

the execution and delivery of this Agreement by New Skyline and the completion of the transactions contemplated herein:

(i)

do not and will not result in the breach of, or violate any term or provision of, the memorandum or articles of New Skyline; and

(ii)

do not and will not, as of the Effective Date, violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to New Skyline, after due inquiry, the breach of which would have a material adverse effect on New Skyline;

(f)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the Board of Directors of New Skyline and this Agreement has been executed and delivered by New Skyline and constitutes a valid and binding obligation of New Skyline enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent Jurisdiction; and

(g)

New Skyline is not engaged in any business nor is it a party to or bound by any contract, agreement, arrangement, instrument, license, permit or authority, other than this Agreement and any transaction or agreement necessary or incidental to the fulfilment of its obligations under this Agreement, nor does it have any liabilities, contingent or otherwise, except as provided in or permitted by this Agreement.

2.3

Representations and Warranties of Copper Mountain

Copper Mountain represents and warrants to and in favour of the Corporation and New Skyline as follows:

(a)

Copper Mountain is a company duly incorporated and validly existing under the Company Act and has the corporate power and authority to own, operate and lease its property and assets and to carry on its business as now being conducted by it, and it is duly registered, licensed or qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or where the character of its properties and assets makes such registration, licensing or qualification necessary;

(b)

Copper Mountain has the corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

(c)

the authorized capital of Copper Mountain consists of 100,000,000 common shares without par value, of which there are issued and outstanding at the date hereof 11,302 Original Copper Mountain Common Shares;

(d)

no individual, firm, corporation or other person holds any securities convertible or exchangeable into any shares of Copper Mountain or of any of its subsidiaries or has any agreement, warrant, option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued shares of Copper Mountain or any of its subsidiaries, except for holders of Original Copper Mountain Warrants who have the right to purchase an aggregate of 886 Original Copper Mountain Common Shares pursuant to such warrants;

(e)

the execution and delivery of this Agreement by Copper Mountain and the completion of the transactions contemplated herein:

(i)

do not and will not result in a breach of, or violate any term or provision of, the memorandum or articles of Copper Mountain or any of the constating documents of its subsidiaries;

(ii)

subject to receiving any consent as may be necessary under any agreement by which Copper Mountain or any of its subsidiaries is bound, do not and will not, as of the Effective Date, conflict with, result in the breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any agreement, instrument, license, permit or authority to which Copper Mountain and its subsidiaries taken as a whole, or to which any material property of Copper Mountain or any of its subsidiaries is subject or result in the creation of any lien, charge or encumbrance upon any of the material assets of Copper Mountain or any of its subsidiaries under any such agreement or instrument, or give to any person any material interest or right, including rights of purchase, termination, cancellation or acceleration, under any such agreement, instrument, license, permit or authority; and

(iii)

subject to receipt of all necessary approvals of the holders of the Original Copper Mountain Securities and the Court do not and will not as of the Effective Date violate any provision of law or administrative regulation or any judicial or administrative award, judgment or decree applicable and known to Copper Mountain, after due inquiry, the breach of which would have a material adverse effect on Copper Mountain and its subsidiaries taken as a whole;

(f)

to the best of the knowledge of Copper Mountain without inquiry, there are no actions, suits, proceedings or investigations commenced, contemplated or threatened against or affecting Copper Mountain or any subsidiary of Copper Mountain, at law or in equity, before or by any  governmental department, commission, board, bureau, court, agency, arbitrator or instrumentality, domestic or foreign, of any kind nor, to the best of the knowledge of Copper Mountain, without inquiry, are there all existing facts or conditions which may reasonably be expected, individually or in the aggregate, to be a proper basis for any actions, suits, proceedings or investigations, which in any case would prevent or hinder the consummation of the transactions contemplated by this Agreement or the Plan of Arrangement, or which may reasonably be expected individually or in the aggregate to have a material adverse effect on the business, operations, properties, assets or affairs, financial or otherwise, of Copper Mountain and its subsidiaries, taken as a whole, either before or after the Effective Date;

(g)

the execution and delivery of this Agreement and the completion of the transactions contemplated herein have been duly approved by the Board of Directors of Copper Mountain and this Agreement has been duly executed and delivered by Copper Mountain and constitutes a valid and binding obligation of Copper Mountain enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

(h)

each of the subsidiaries of Copper Mountain is a company duly organized, validly existing and in good standing with respect to all filings required under applicable laws and has the corporate power to own or lease its property and assets and to carry on its business as now conducted by it, is duly licensed or qualified as a foreign corporation in each jurisdiction in which the character of the property and assets now owned by it or the nature of its business as now conducted by it requires it to be so licensed or qualified;

(i)

to the best of the knowledge of Copper Mountain, without inquiry, the Copper Mountain Financial Statements present fairly the financial position of Copper Mountain on a consolidated basis at the relevant dates and the results of its operations and the changes in its financial position for the periods indicated in the said statements and have been prepared in accordance with accounting principles generally accepted in Canada consistently applied;

(j)

to the best of the knowledge of Copper Mountain, without inquiry, except as disclosed in the Circular, there has been no material adverse change in the business or condition, financial or otherwise, of Copper Mountain and its subsidiaries taken as a whole from that shown in the Copper Mountain Financial Statements;

(k)

there are no agreements, covenants, undertakings or other commitments of Copper Mountain or any of its subsidiaries or any partnership or joint venture in which any of them is a partner or participant or any instruments binding on any of them or any of their respective properties:

(i)

under which the consummation of the Arrangement would have the effect of imposing restrictions or obligations on Copper Mountain or any of its subsidiaries materially greater than those imposed upon Copper Mountain or any of its subsidiaries or any such partnership or joint venture at the date hereof; or

(ii)

which would give a third party, as a result of the consummation of the Arrangement, a right to terminate any material agreement to which Copper Mountain or any of its subsidiaries or any such partnership or joint venture is a party or to purchase or otherwise acquire any of their respective assets; or

(iii)

under which the consummation of the Arrangement would impose material restrictions on the ability of Copper Mountain or any of its subsidiaries to carry on any business which it .might choose to carry on within any geographical area, to acquire property or dispose of its property and assets in their entirety or to change its corporate status; or

(iv)

under which the consummation of the Arrangement would impose material restrictions on the ability of Copper Mountain or any of its subsidiaries to pay any dividends or make other distributions to its shareholders or to borrow money and to mortgage and pledge its property as security therefore;

(l)

Copper Mountain and its subsidiaries have not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the Arrangement except for fees payable to Goepel McDermid Inc. in connection with its sponsorship of New Copper Mountain;

(m)

to the best of the knowledge of Copper Mountain without inquiry, there are no known or anticipated material liabilities of Copper Mountain or its subsidiaries of any kind whatsoever (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, if respect of which Copper Mountain or any of subsidiaries is or may become liable other than the liabilities disclosed on, reflected in or provided for in the Copper Mountain Financial Statements and reflected in the Circular or incurred in the ordinary course of business;

(n)

to the best of the knowledge of Copper Mountain without inquiry, in respect of all material mining and exploration in which Copper Mountain has any right, title or interest (the "Copper Mountain Resource Interests"):

(i)

the Circular contains full, true and plain disclosure of all material facts known to Copper Mountain relating to the Copper Mountain Resource Interests;

(ii)

except as disclosed in the Circular. Copper Mountain is indirectly the owner of and entitled to operate and permit the exploration of the Copper Mountain Resource Interests in accordance with and subject to the covenants set forth in the opinion of Xuanzhou Siyang Office Law Office dated July 19, 1999;

(iii)

all levies, fees, charges, dues and other costs payable under each of the material Copper Mountain Resource Interests have been paid when due;

(iv)

Copper Mountain has not waived any of its rights under any material Copper Mountain Resource Interests or released any party from its obligations with respect thereto;

(v)

all conditions to be satisfied to maintain the material Copper Mountain Resource Interests under legislation governing same and all covenants and agreement on the part of Copper Mountain Resource Interests have been observed and performed substantially in accordance with their terms;

(vi)

Copper Mountain is not in material default under the terms of any agreement pursuant to which a material Copper Mountain Resource Interest is held nor has it received notice of, or is aware of, any fact or event likely to limit rights under, suspend or terminate any of the material Copper Mountain Resource Interests or any privileges attached thereto, which, individually or in the aggregate, could have a material adverse affect on the business of Copper Mountain;

(vii)

Copper Mountain is not in material default with respect to any requirement of law relating to it which, individually or in the aggregate, could have a material adverse affect on the Magushan Mine or the Xuanzhou Mine as described in the Circular or any other material Copper Mountain Resource Interest or the business of Copper Mountain; and

(viii)

Copper Mountain is not subject or any litigation, investigation, order or proceeding in connection with hazardous substances or environmental laws which could reasonably be expected to have a material adverse affect on any material Copper Mountain Resource Interest or the business of Copper Mountain;

(o)

in respect of Copper Mountain’s Magushan Mine in China (the “Magushan Project”) all contracts and agreements in respect of the Magushan Project which have been entered into by Copper Mountain are in full force and effect.  Copper Mountain has not waived any of its rights under such contracts not released any party from its obligations with respect thereto not is it in default under the terms of any of such contracts which waiver, release, default or defaults, individually or in the aggregate, could have a materially adverse affect on the Magushan Project or the business of Copper Mountain.  Copper Mountain is not aware, without inquiry, of any interest in Copper Mountain or any adverse claim to, the Magushan Project or which could adversely affect the operation of the Magushan Project;

(p)

in respect of Copper Mountain’s Zuanzhou Mine in China (the “Zuanzhou Project”) all contracts and agreements in respect of Zuanzhou Project which have been entered into by Copper Mountain are in full force and effect.  Copper Mountain has not waived any of its rights under such contracts nor released any party from its obligations with respect thereto not is it in default under the terms of any of such contracts which waiver, release, default or defaults, individually or in the aggregate, could have a materially adverse affect on the Zuanzhou Project or the business of Copper Mountain.  Copper Mountain is not aware, without inquiry, of any interest in Copper Mountain or having a claim to, the Zuanzhou Project or which adversely affect the operation of the Zuanzhou Project;

(q)

in respect of Copper Mountain’s Liqiao Exploration Property, all contracts and agreements in respect of the Liqiao Project which have been entered into by Copper Mountain are in full force and effect.  Copper Mountain has not waived any of its rights under such contracts nor released any party from its obligations with respect thereto nor is it in default under the terms of any of such contracts which waiver, release, default or defaults, individually or in the aggregate, could have a material adverse affect on the Liqaio Project or the business of Copper Mountain.  Copper Mountain is not aware, without inquiry, on any interest in Copper Mountain or any adverse claim to, the Liqaio Project or which could adversely affect the exploration potential of the Liqaio Project;

(r)

to the best of the knowledge of Copper Mountain, without inquiry, the information set forth in the Circular relating to Copper Mountain and its subsidiaries and the interests of Copper Mountain and such subsidiaries, their respective businesses and properties and the effect of the Arrangement and any other transactions referred to in the Circular, thereon is true, correct and complete in all material respects and does not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances in which they are made; and

(s)

there is no fact which Copper Mountain has not disclosed to the Corporation orally or in writing or otherwise made available to the Corporation which has had or would reasonably be expected to have a material adverse effect on Copper Mountain, in terms of the Arrangement and its impact on the Corporation after the completion thereof, or may materially impede the completion of the Arrangement or any of the transactions contemplated by this Agreement.

ARTICLE 3

COVENANTS

3.1

Covenants of the Corporation

The Corporation hereby covenants and agrees as follows:

(a)

until the Effective Date, the Corporation and each of its subsidiaries shall carry on its business in the ordinary course and shall not enter into any transaction or incur any obligation or liability out of the ordinary course of its business, except as otherwise contemplated in this Agreement;

(b)

the Corporation will not directly or indirectly do any of the following:

(i)

issue, sell, pledge, lease, dispose of , or encumber or acquire or agree, propose, or commit to issue, sell, pledge, lease, dispose of, or encumber or acquire, as the case may be, directly or indirectly, through a subsidiary or otherwise:

(A)

any shares, any additional shares of, or any options, warrants, calls, commitments, subscriptions, conversion privileges, rights or any kind (or other ownership interest in its capital) of any class or securities convertible into or exchangeable for, any shares or other convertible or exchangeable securities (including, for greater certainty, issuing any shareholders’ rights) other than the exercise of Skyline Options or Skyline Warrants or as disclosed in the Circular;

(B)

its assets except in the ordinary course of business or in a manner that would not result in a material adverse change or as disclosed in the Circular; or

(C)

the Mill Equipment.

(c)

the Corporation shall, in a timely and expeditious manner, file the Circular in all jurisdictions where the Circular is required to be filed by the Corporation and mail the Circular to holders Skyline Common Shareholders, the directors of the corporation and the auditors of the Corporation, all in accordance with the terms of the Interim Order and applicable law;

(d)

the Corporation shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it, under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and the related transactions as described in the Circular and, without limiting the generality of the foregoing, the Corporation shall seek:

(i)

the approval of Skyline Common Shareholders required for the implementation of the Arrangement,

(ii)

the confirmation of the listing of the New Skyline Common Shares on the CDNX,

(iii)

the Final Order as provided for in section 3.4;

(iv)

use its best efforts to apply for and obtain such other consents, orders or approvals as counsel for the Corporation and Copper Mountain may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 3.4 hereof; and

(v)

such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 4.1;

(e)

until the Effective Date, the Corporation will not, and will not permit any of its subsidiaries, to merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or in the Circular, and without limiting the generality of the foregoing, the Corporation will not, and will not permit any of its subsidiaries to:

(i)

make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders;

(ii)

issue any of its shares or debentures or other securities convertible into shares or any other rights to purchase shares or debentures or enter into any commitment or agreement therefor, other than those described in the Circular; or

(iii)

make any payment to any director, officer or employee except pursuant to existing employment arrangements;

(f)

the Corporation will not alter or amend its constating documents as the same exist at the date of this Agreement other than as disclosed in the Circular and this Agreement;

(g)

except as contemplated in the Circular, the Corporation will not, until the Effective Date, engage in any business, enterprise or other activity different from that carried on by it at the date of this Agreement or enter into any transaction or incur (except in respect of obligations or liabilities to which it is already legally subject) any obligation, expenditure or liability other than in the ordinary course of its business, as presently conducted or as truly be required to proceed in accordance with the Arrangement;

(h)

the Corporation will furnish to Copper Mountain and New Skyline such information, in addition to the information contained in this Agreement, relating to the financial condition, business, properties and affairs of the Corporation and its subsidiaries as may reasonably be requested by Copper Mountain or New Skyline, which information will be true and complete in all material respects and will not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading;

(i)

the Corporation will ensure that the information and Corporation Financial Statements contained in the Circular and any related documentation to be distributed in connection with the solicitation of proxies by the management of the Corporation for the Meeting will be true, correct and complete in all material respects and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made;

(j)

the Corporation will do all such other acts and things as may be necessary or desirable in order to give effect to the Arrangement and, without limiting the generality of the foregoing, the Corporation will apply, together with Copper Mountain, for and obtain the Interim Order and the Final Order as provided in section 3.4 hereof;

(k)

the Corporation will convene the Meeting as soon as practicable and will solicit proxies to be voted at the Meeting in favour of the Arrangement and all other resolutions referred to in the Circular; and

(l)

the Corporation will use all reasonable efforts to cause each of the conditions precedent set out in sections 4.1 and 4.2 to be complied with on or before the Effective Date.

3.2

Covenants of New Skyline

New Skyline hereby covenants and agrees with the Corporation and Copper Mountain as follows:

(a)

until the Effective Date, New Skyline shall not merge or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person, perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the Arrangement or other transactions contemplated by this Agreement;

(b)

on or before the Effective Date, New Skyline will enter into an indemnity agreement in form satisfactory to Copper Mountain acting reasonably whereby New Skyline will indemnify New Copper Mountain with respect to the Indemnified Liabilities and in respect of any claim by any Skyline Common Shareholder with respect to a dissent to the arrangement resolution;

(c)

New Skyline shall perform the obligations required to be perfom1ed by it, and shall enter into all agreements required to be entered into by it, under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, New Skyline shall seek and cooperate with the Corporation in seeking:

(i)

the Interim Order and the Final Order as provided for in section 3.4, and

(ii)

such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the purchase and sale of all of the issued and outstanding shares of the Corporation and New Skyline and the implementation of the Arrangement, including those referred to in section 4.1.

3.3

Covenants of Copper Mountain

Copper Mountain hereby covenants and agrees as follows:

(a)

except as contemplated in the Circular or this Agreement, until the Effective date, Copper Mountain and each of its subsidiaries shall carry on its business in the ordinary course and shall not enter into any transaction or incur any obligation or liability out of the ordinary course of its business;

(b)

Copper Mountain shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it, under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and the related transactions as described in the Circular and, without limiting the generality of the foregoing, Copper Mountain shall seek:

(i)

the approval of the Original Copper Mountain Security holders required for the implementation of the Arrangement,

(ii)

the approval of the listing of the New Copper Mountain Common Shares on the CDNX,

(iii)

together with the Corporation and New Skyline, the Interim Order and the Final Order as provided for in section 3.4; and

(iv)

such other consents, orders, rulings, approvals and assurances relating to Copper Mountain as counsel may advise are necessary or desirable for implementation of the Arrangement, including those referred to in section 4.1;

(c)

until the Effective Date, Copper Mountain will not, and will not permit any of its subsidiaries, to merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby, other than as contemplated in this Agreement or in the Circular, and without limiting the generality of the foregoing, Copper Mountain will not, and will not permit any of its subsidiaries, to:

(i)

make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders;

(ii)

issue any of its shares or other securities convertible into shares or enter into any commitment or agreement therefor, other than those described in the Circular; or

(iii)

make any payment to any director, officer or employee except pursuant to existing employment arrangements;

(d)

Copper Mountain will not alter or amend its constating documents as the same exist at the date of this Agreement other than as provided for in this Agreement or as otherwise disclosed in the Circular;

(e)

Copper Mountain will provide the Corporation with its reasonable assistance cooperation order to permit the Corporation to prepare the Circular and other proxy solicitation materials in accordance with applicable corporate and securities legislation as provided in the Plan of Arrangement;

(f)

Copper Mountain will ensure that the information on Copper Mountain and its subsidiaries and properties and provided by Copper Mountain and contained in the Circular and any related documentation to be distributed in connection with the solicitation of proxies by the management of the Corporation for the Meeting will be true, correct and complete in all material respects and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they are made;

(g)

Copper Mountain will do all such other acts and things as may be necessary or desirable in order to give effect to the Arrangement and, without limiting the generality of the foregoing, Copper Mountain will:

(i)

apply, together with the Corporation and New Skyline, for and obtain the Interim Order and the Final Order as provided in section 3.4 hereof;

(ii)

enter into on the Effective Date, the Technical Services Agreement on the terms substantially as set forth in the circular;

(iii)

enter into agreements confirming the rights of the holders of Skyline Options and the Skyline Warrants to New Copper Mountain Common Shares in the manner as indicated in the Circular; and

(iv)

use its best efforts to apply for and obtain such other consents, orders or approvals as counsel for Copper Mountain may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 3.4 hereof.

(h)

upon the Effective Date, pay all fees as necessary to the CDNX for listing of New Copper Mountain Common Shares and the New Copper Mountain Common Shares that may be issued under the Skyline Options, the Skyline Warrants and the Original Copper Mountain Warrants; and

(i)

Copper Mountain will use all reasonable efforts to cause each of the conditions precedent set out in sections 4.1 and 4.2 to be complied with on or before the Effective Date.

3.4

Interim Order and Final Order

Each party covenants and agrees that it will, as soon as reasonably practicable, apply to the Court pursuant to Section 252 of the Company Act for the Interim Order providing for among other things, the calling and holding of the Meeting for the purpose of, among other manners, considering and, if deemed advisable, approving the Arrangement and that, if the approval of the Corporation Common Shareholders and the approval of the Original Copper Mountain Security holders of the Arrangement as set forth in the Interim Order is obtained by the Corporation and Copper Mountain, respectively, as soon as practicable thereafter each party will take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct and the parties hereto may agree. As soon as practicable thereafter, and subject to compliance with any other conditions provided for in Article 4 hereof, the Corporation, New Skyline and Copper Mountain shall file with the Registrar pursuant to subsection 252(3) of the Company Act a certified copy of the Final Order and amendments to their respective memorandums to give effect to the Arrangement.

3.5

Non-Survival of Representations, Warranties and Covenants

The respective representations, warranties and covenants of the Corporation, New Skyline and Copper Mountain contained herein shall expire and be terminated and extinguished at and from the Effective Date, other than the covenants in sections 3.1(c), 3.2(b) and 3.3(b) and (g) and no party shall have any liability or further obligation to any party hereunder in respect of the respective representations, warranties and covenants thereafter, other than the covenants in sections 3.1(c), 3.2(b) and 3.3(b).

ARTICLE 4

CONDITIONS

4.1

Mutual Conditions Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions, any of which (other than (c) may be waived by any party hereto in whole or in part:

(a)

the Arrangement, with or without amendment, shall have been approved at the Meeting and by the Original Copper Mountain Security holders in accordance with the Interim Order;

(b)

the Interim Order and the Final Order shall have been obtained in form and substance satisfactory to the Corporation and Copper Mountain acting reasonably;

(c)

the CDNX shall have approved the listing thereon of the New Skyline Common Shares and New Copper Mountain Common Shares to be issued in connection with the Arrangement, on or before the Effective Date or as soon as practicable thereafter, subject to compliance with the usual requirements of such exchange;

(d)

no action shall have been instituted and be continuing on the Effective Date for an injunction to restrain, a declaratory judgment in respect of or damages on account of or relating to the Arrangement and no cease trading or similar order with respect to any securities of the Corporation, New Skyline or Copper Mountain shall have been issued and remain outstanding;

(e)

any orders and rulings from the British Columbia Securities Commission and securities regulatory authorities in each of the Provinces of Canada necessary to permit the securities to be issued without a prospectus pursuant to the Arrangement and to permit the New Skyline Common Shares and the New Copper Mountain Common Shares to be freely tradeable from the Effective Date in each of the provinces of British Columbia, Alberta and Ontario shall have been, obtained, each such order and ruling being in form and substance acceptable to the Corporation and Copper Mountain;

(f)

all material regulatory requirements shall have been complied with and all other material consents, agreements, orders and approvals, including regulatory and judicial approvals and orders, necessary for the completion of the transactions provided for in this Agreement or contemplated by the Circular shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

(g)

none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by the Corporation, New Skyline or Copper Mountain acting reasonably;

(h)

the Corporation shall have obtained opinions for Copper Mountain in form satisfactory to the Corporation, acting reasonably or other evidence satisfactory to it, as to the Chinese Properties and the holding thereof by Copper Mountain and its subsidiaries;

(i)

the Technical Services Agreement and the confirmation agreement with respect to the Skyline Options will be entered into concurrently with the Arrangement being completed;

(j)

the representations and warranties of each of the respective parties set out in this Agreement will be true and correct on and as of the Effective Date as if made on and as of that date, except as affected by transactions contemplated or permitted by this Agreement, and except for any failures or breaches of representations and warranties which would not have a material adverse effect on that party or materially impede the completion of the Arrangement or the other transactions contemplated in this Agreement;

(k)

from the date hereof up to and including the Effective Date, there will have occurred no material adverse change nor will any change of law have occurred has or will have a material adverse effect on either the Corporation or Copper Mountain as determined by the other acting reasonably.

(l)

no act, action, suit or proceeding shall have been taken before or by any government entity or agency or by any elected or appointed public official or private person, in Canada or elsewhere, whether or not having the force of law, or no law, shall have been proposed, enacted, promulgated or applied;

(i)

to cease trade, enjoin, prohibit or impose material limitations or conditions on the Arrangement or the transactions contemplated thereby;

(ii)

which has resulted in, or if the Arrangement was contemplated, would result in a material adverse change with respect to the Corporation or Copper Mountain.

provided that, in the judgment of the other, acting reasonably, there is a reasonable risk that the circumstances referred to above would result in the occurrence of any of the consequences referred to in (i) or (ii) above; and

(m)

this Agreement shall not have been terminated under Article 5.

4.2

Conditions to Obligations of Each Party

The obligation of each of the Corporation, New Skyline and Copper Mountain to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by any such party without prejudice to its right to rely on any other condition in favour of such party, that each and every one of the covenants of the other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by such party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other party hereto shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at and as of such time, and each such party shall have received a certificate, dated the Effective Date, of a senior officer of each other party confirming the same.

4.3

Merger of Conditions

The conditions set out in sections 4.1 and 4.2 shall be conclusively deemed to have been satisfied, waived or released upon the delivery to the Registrar pursuant to subsection 252(3) of the Company Act of a certified copy of the Final Order to give effect to the Arrangement and any amendments to the memorandum of each of the Corporation, New Skyline and Copper Mountain.

ARTICLE 5

REMEDIES

5.1

Availability of Equitable Remedies

Each of the Corporation and Copper Mountain acknowledges that the other of them will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants and agreements of it that are contained in this Agreement. In addition to any other remedies that may be available to a party upon the breach by the other party of those covenants and agreements, the first party will have the right to seek injunctive relief to restrain any breach or threatened breach of those covenants or agreements or otherwise to obtain specific performance of any of those covenants or agreements.

ARTICLE 6

AMENDMENT AND TERMINATION

6.1

Amendment

This Agreement and the Plan of Arrangement may, at any time and from time to time before and after the holding of the Meeting but not later than the Effective Date, be amended in a manner not materially prejudicial to the Skyline Common Shareholders or the Original Copper Mountain Securityholders by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the Skyline Common Shareholders or the Original Copper Mountain Securityholders for any reason whatsoever.

6.2

Termination

This Agreement may, at any time before or after the holding of the Meeting but no later than the Effective Date, be terminated by the Board of Directors of the Corporation or Copper Mountain without further notice to, or action on the part of, their respective shareholders and securityholders, if:

(a)

in the event that any right of dissent is exercised pursuant to section 4. 1 or 4.2 of the Plan of Arrangement in respect of the Skyline Common Shares, immediately prior to the Effective Date, Skyline Common Shareholders who have exercised their right of dissent have not abandoned their right of dissent with respect to less than 10% of the Skyline Common Shares outstanding as of the Effective Date, unless this provision is waived by the Corporation; or

(b)

prior to the Effective Date there is a material change in the business, operations, properties, assets, liabilities or condition, financial or otherwise, of the Corporation and its subsidiaries, taken as a whole or in New Skyline or of Copper Mountain and its subsidiaries, taken as a whole, or any change in general economic conditions, interest rates or any outbreak or material escalation in, or the cessation of, hostilities or any other calamity or crisis, or there should develop, occur or come into effect any occurrence which has a material effect on the financial markets of Canada and the Board of Directors of the Corporation or Copper Mountain determines in their sole judgment that it would be inadvisable in such circumstances for the Corporation or Copper Mountain to proceed with the Arrangement.

6.3

Effect of Termination

Upon the termination of this Agreement pursuant to section 6.2 hereof. no party shall have any liability or further obligation to any other party hereunder.

ARTICLE 7

GENERAL

7.1

Notices

All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile in each case to the attention of the senior officer at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to the Corporation:

If to New Skyline:

If to Copper Mountain:

Suite 910

P.O. Box 10026 Pacific Centre South

Suite 906

925 West Georgia Street

700 West Georgia Street

925 West Georgia Street

Vancouver, British Columbia

Vancouver, British Columbia

Vancouver, British Columbia

V6C 3L2

V7Y 1B3

V6C 3L2

Attention: Secretary

Attention: Secretary

Attention: President

Facsimile: (604) 683-7445

Facsimile: (604) 661-9349

Facsimile: (604) 689-9332

The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile transmission thereof.

7.2

Assignment

No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other party hereto.

7.3

Binding Effect

This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and. in the case of the Arrangement shall enure to the benefit of the holders from time to time of the Skyline Common Shares.

7.4

Waiver

Any waiver or release of any of the provisions of this Agreement to be effective must be in writing executed by the party granting the same. Waivers may only be granted upon compliance with the terms governing amendments set forth in section 6.1 hereof applied mutatis mutandis.

7.5

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

7.6

Counterparts

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written.

International Skyline Gold Corporation

By: “signed”

By: “signed”

588056 B.C. Ltd.

By: “signed”

Copper Mountain Mines Ltd.

By: “signed”

EXHIBIT 1

TO THE ARRANGEMENT AGREEMENT

PLAN OF ARRANGEMENT UNDER SECTION 276

OF THE COMPANY ACT (BRITISH COLUMBIA)

ARTICLE 1

INTERPRETATION

1.1

Definitions

In this Arrangement, unless there is something in the subject matter or context inconsistent therewith:

1.1.1

"Arrangement" means the arrangement proposed under the provision of Section 252 of the Company Act on the terms set out in this Plan of Arrangement;

1.1.2

"Arrangement Agreement" means the agreement, dated as of December 15,1999 between the Corporation, New Skyline and Copper Mountain to which this Plan of Arrangement is attached as Exhibit I, as the same may be amended from time to time;

1.1.3

"Company Act" means the Company Act (British Columbia), as amended;

1.1.4

"Copper Mountain" means Copper Mountain Mines Ltd. a company incorporated under the Company Act;

1.1.5

"the Corporation" means International Skyline Gold Corporation, a company incorporated under the Company Act; and

1.1.6

"Court" means the Supreme Court of British Columbia;

1.1. 7

"Depository" means the Corporation acting as agent on behalf of the Skyline Common Shareholders, to hold share certificates representing Exchangeable Shares and Pre-Amalgamation Common Shares, in connection with the Arrangement;

1.1.8

"dissenting holder" means a Skyline Common Shareholder who has dissented to the Arrangement in the manner described in the Interim Order, and has not withdrawn that dissent;

1.1.9

"Effective Date" means the date on which the Final Order and all required documents are accepted for filing by the Registrar;

1.1.10

"Exchange Ratio" means the number obtained by dividing the total issued and outstanding New Copper Mountain Common Shares issued to holders of Pre-Amalgamation Common Shares as part of the Arrangement by .1 and multiplying that number by .85 and then dividing that number by the total issued and outstanding Original Copper Mountain Shares;

1.1.11

"Exchangeable Share" means the shares of the Corporation issued as part of the Arrangement as set forth in Exhibit I-A;

1.1.12

"Final Order:' means the final order of the Court approving the Arrangement pursuant to the Company Act,

1.1.13

"holder", when not qualified by the adjective "registered", means the person entitled to a share hereunder whether or not registered or entitled to be registered in respect thereof in the register of members of the Corporation or New Skyline, as the case may be;

1.1.14

"ITA" means the Income Tax Act (Canada), as amended;

1.1.15

"Indemnified Liabilities" means all liabilities and obligations of the Corporation incurred on or prior to the Effective Date or which may arise as a result of actions, inactions or transactions occurring in the Corporation prior to the Effective Date;

1.1.16

"Interim Order" means the interim order to be obtained from the Court, providing for a special meeting of the Common Shareholders to consider and approve the Arrangement and for certain other procedural matters as well as for the issue of a notice of application for the Final Order;

1.1.17

"Mill Equipment" means the underground mining and mill equipment of the Corporation located on its Johnny Mountain property;

1.1.18

"New Copper Mountain" means the company formed by the amalgamation of Copper Mountain and the Corporation as contemplated in Section 3.1.14 hereof;

1.1.19

"New Copper Mountain Common Shares" means the common shares of New Copper Mountain which Copper Mountain will be authorized to issue upon the Arrangement becoming effective and which may be issued by New Copper Mountain after the Effective Date;

1.1.20

"New Skyline" means 588056 B.C. Ltd., a wholly-owned subsidiary of the Corporation incorporated under the Company Act to facilitate the Arrangement;

1.1.21

"New Skyline Common Shares" means the common shares in the capital of New Skyline;

1.1.22

"New Skyline Common Share" means anyone of the common shares which New Skyline is authorized to issue;

1.1.23

"Original Copper Mountain Common Shares" mean the common shares of Copper Mountain issued and outstanding on the Effective Date;

1.1.24

"Original Copper Mountain Securities" means the Original Copper Mountain Shares and the Original Copper Mountain Warrants;

1.1.25

"Original Copper Mountain Securityholders" means the Original Copper Mountain Shareholders and the holders of the Original Copper Mountain Warrants;

1.1.26

"Original Copper Mountain Shareholders" mean the holders of the Original Copper Mountain Shares on the Effective Date;

1.1.27

"Original Copper Mountain Warrants" means the warrants of Copper Mountain entitling holders thereof to purchase Original Copper Mountain Common Shares issued and outstanding immediately prior to the Arrangement;

1.1.28

"Pre-Amalgamation Common Shares" means the Skyline Common Shares issued as part of the Arrangement and prior to the amalgamation of the Corporation and Copper Mountain under the Arrangement;

1.1.29

"Plan of Arrangement" means this plan of arrangement, as it may be amended from time to time in accordance with section 6.1 of the Arrangement Agreement;

1.1.30

"Registrar" means the Registrar under the Act;

1.1.31

"Skyline Common Shares" mean the common shares in the capital of the Corporation;

1.1.32

"Skyline Common Shareholders" means those persons who as at the close of business on the Effective Date are registered holders of Skyline Common Shares;

1.1.33

"Special Meeting" means the special meeting of the holders of Skyline Common Shares which will be held to consider and approve the Arrangement and any adjournment thereof;

1.1.34

"Technical Services Agreement" means the agreement between new Copper Mountain and New .Skyline dated the Effective Date whereby New Skyline agrees to provide certain technical services to New Copper Mountain;

1.1.35

"Transfer Agent" means The Montreal Trust Company of Canada; and

1.1.36

"Transferred Assets" has the meaning assigned thereto in Section 3.1.3 hereof.

1.2

Headings

The division of this Plan of Arrangement into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms "this Plan of Arrangement", "hereof", "herein", "hereunder" and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection. paragraph or other part hereof. Unless something in the subject matter or context is inconsistent therewith, all references herein to articles, sections, subsections and paragraphs are to articles, sections, subsections and paragraphs of this Plan of Arrangement.

1.3

Extended Meanings

In this Plan of Arrangement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders, and words importing persons shall include individuals, partnerships, associations, firms, trusts, unincorporated organizations and corporations.

1.4

Currency

All references to currency herein are to lawful money of Canada unless otherwise specified herein.

ARTICLE 2

ARRANGEMENT AGREEMENT

2.1

Arrangement Agreement

This Plan of Arrangement is made pursuant to the provisions of the Arrangement Agreement.

ARTICLE 3

THE ARRANGEMENT

3.1

The Arrangement

On the Effective Date, the following shall occur and be deemed to occur in the following order without further act or formality notwithstanding anything contained in the provisions attaching to any of the securities of the Corporation. New Skyline or Copper Mountain, but subject to the provisions of Article 4:

3.1.1

The Memorandum of the Corporation shall be amended to authorize the Corporation to issue 350,000,000 shares divided into 200,000,000 Common Shares and 100,000,000 Preferred Shares without par value, issuable in series and 50,000,000 Exchangeable Shares without par value and the Memorandum shall be amended as set out in Exhibit .I-A;

3.1.2

The Articles of the Corporation will be amended by adding the special rights and restrictions attached to the Exchangeable Shares set out in Exhibit I-B hereto;

3.1.3

The Corporation will transfer and assign to New Skyline all of the assets of the Corporation other than the Mill Equipment (collectively, the "Transferred Assets") at the fair market value thereof in exchange for New Skyline assuming the Indemnified Liabilities and the issue by New Skyline to the Corporation of 40 New Skyline Common Shares and a non-interest bearing demand promissory note in an amount equal to the difference between the fair market value of the Transferred Assets less the amount of the Indemnified Liabilities (the "Note");

3.1.4

Each issued and outstanding Skyline Common Share (other than those held by a dissenting holder) shall be exchanged for one Pre-Amalgamation Common Share and one Exchangeable Share. Each Skyline Common Shareholder (other than a dissenting holder) shall cease to be the holder of the Skyline Common Shares so exchanged and shall become the holder of the number of Pre-Amalgamation Common Shares and Exchangeable Shares Issued to such Skyline Common Shareholder. The name of such Skyline Common Shareholder shall be removed from the register of members of Skyline Common Shares with respect to the Skyline Common Shares so exchanged and shall be added to the registers of members of Pre-Amalgamation Common Shares and Exchangeable Shares as the holder of the number of Pre-Amalgamation Common Shares and Exchangeable Shares, respectively, so issued to such Skyline Common Shareholder;

3.1.5

One share certificate representing the aggregate number of Exchangeable Shares and one share certificate representing the aggregate number of Pre-Amalgamation Common Shares issued pursuant to section 3.1.4 will be issued to and held by the Depository in trust and for the benefit of the Skyline Common Shareholders (other than dissenting holders);

3.1.6

The Skyline Common Shares exchanged for Pre-Amalgamation Common Shares and Exchangeable Shares pursuant to section 3.1.4 shall be cancelled;

3.1.7

Each (former) Skyline Common Shareholder (other than a dissenting holder) will be deemed to have sold or transferred all of his, her or its Exchangeable Shares to New Skyline for consideration consisting solely on one New Skyline Common Share for each Exchangeable Share so transferred. In connection with such sale and transfer each holder of Exchangeable Shares so sold and transferred shall cease to be the holder of the Exchangeable Shares so sold and transferred and shall become the holder of the number of New Skyline Common Shares issued to such holder. The name of such holder shall be removed from the register of members of Exchangeable Shares with respect to the Exchangeable Shares so sold and transferred and shall be added to the register of members of New Skyline Common Shares as the holder of the number of New Skyline Common Shares so issued to such holder, and New Skyline shall be and shall be deemed to be the transferee of the Exchangeable Shares so transferred and the name of New Skyline shall be entered in the register of members of Exchangeable Shares as the holder of the number of Exchangeable Shares so sold and transferred to New Skyline;

3.1.8

The Depository will deliver to New Skyline the share certificate representing the Exchangeable Shares sold and transferred to New Skyline pursuant to section 3.1.7;

3.1.9

All of the Exchangeable Shares owned by New Skyline shall be redeemed for their aggregate redemption value in exchange for the cancellation of the non-interest-bearing demand promissory note. The Exchangeable Shares will be cancelled;

3.1.10

All New Skyline Common Shares held by the Corporation will be cancelled;

3.1.11

The name of New Skyline be changed to "Skyline Gold Corporation" and the Memorandum of New Skyline be amended to be in the form provided in Exhibit I-C hereto;

3.1.12

The number of directors of New Skyline will be set at 4 and the directors of New Skyline will be Ronald Shon, Clifford A. Grandison, Chengfeng Zhou and Elizabeth J. Harrison;

3.1.13

The auditors of New Skyline will be KPMG LLP;

3.1.14

The Corporation and Copper Mountain will amalgamate, pursuant to the provisions of the Act, and continue as one company in the manner set out herein and with the effect set out in Section I 247 of the Company Act, and each of the Corporation and Copper Mountain will contribute to New Copper Mountain all of its assets, subject to all of its liabilities and New Copper Mountain will assume all such liabilities;

3.1.15

The name of New Copper Mountain will be "Copper Mountain Mines Ltd." or such other name as may be acceptable to the regulatory authorities and the directors of Copper Mountain;

3.1.16

Each holder of Pre-Amalgamation Common Shares will receive one New Copper Mountain Common Share for every eight Pre-Amalgamation Common Shares held and each Copper Mountain Shareholder will receive such number of New Copper Mountain Common Shares as is equal to the Exchange Ratio for each Original Copper Mountain Common Share held.  No fractional New Copper Mountain Common Shares will be issued to the Skyline Common Shareholders or the Original Copper Mountain Shareholders and no cash will be paid in lieu of fractional shares. Any fractions of New Copper Mountain Common Shares resulting from the foregoing exchange will be rounded to the nearest whole number with fractions of one-half or greater being rounded to the next higher whole number and fractions of less than one-half being rounded to the next lower whole number.

3.1.17

Each Original Copper Mountain Warrant will be amended so that each holder of an Original Copper Mountain Warrant will be entitled to receive on exercise of the Original Copper Mountain Warrant such number of New Copper Mountain Common Shares as to equal to the Exchange Ratio for each Original Copper Mountain Common Shares such holder of an Original Copper Mountain Warrant was entitled to at an exercise price equal to the exercise price set forth therein divided by the Exchange Ratio. Any fractions of New Copper Mountain Common Shares resulting from the foregoing exchange will be rounded to the nearest whole number with fractions of one-half or greater being rounded to the next higher whole number and fractions of less than one-half being rounded to the next lower whole number.

3.1.18

The Memorandum of New Copper Mountain will be as set forth in Exhibit I-D attached hereto, and the Article of New Copper Mountain will be set forth in Exhibit I-E attached hereto.

3.1.19

The directors of new Copper Mountain will be Chengfeng Zhou, Ronald G. Erdman, Xu Yifan, L Thomas Kennedy, Senator Jack Austin, Ronald C. Shon and Clifford A. Grandison.

3.1.20

The auditors of New Copper Mountain will be KPMG LLP.

3.1.21

New Copper Mountain shall issue to New Skyline such number of New Copper Mountain Common Shares as is equal to 5 % of the total issued and outstanding New Copper Mountain Common Shares upon New Skyline entering into the Technical Services Agreement.

3.2

Deemed Fully Paid and Non-Assessable Shares

All New Copper Mountain Common Shares, Exchangeable Shares Pre-Amalgamation and New Skyline Common Shares issued pursuant hereto shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the Company Act.

ARTICLE 4

RIGHT TO DISSENT

4.1

Skyline Common Shareholders

Each Skyline Common Shareholder is entitled to dissent and to be paid by the Corporation the fair value of the Skyline Common Shares held by such holder in respect of which such holder dissents determined as of the close of business on the day immediately preceding the date on which the Arrangement is adopted by the holders of Skyline Common Shares, provided that (i) such holder delivers to the Secretary of the Corporation written objection (a "Notice of Dissent) to the Arrangement on or before March 24, 2000, and otherwise complies with Section 207 of the Company Act, and (ii) such holder shall not have voted any of his, her or its Skyline Common Shares in favour of the Arrangement at the Meeting in person or by proxy. Any such holder who exercises such right to dissent is entitled to be paid for the fair value or his, her or its Skyline Common Shares, shall be deemed to have transferred such shares to the Corporation and such shares shall be deemed to have been cancelled on the Effective Date but shall not be entitled to any other payment or consideration (including Pre-Amalgamation Common Shares or Exchangeable Shares that would be payable under this Arrangement had such holder not exercised such right of dissent. In no case shall the Corporation or New Copper Mountain be required to recognize any such dissenting holder as a Skyline Common Shareholder at or after the Effective Date, and the names of such dissenting holders shall be deleted from the register of members of Skyline Common Shareholders on the Effective Date. In the event a Sky1ine Common Shareholder gives a Notice of Dissent to the Corporation, but is for any reason not entitled to be paid the fair value for his, her or its Skyline Common Shares, shall be deemed to have participated in the Arrangement on the same basis and at the same time as any non-dissenting Common Shareholder and shall be entitled to receive New Copper Mountain Common Shares and New Skyline Common Shares on the same basis as any non-dissenting Common Shareholder pursuant to this Plan of Arrangement.

ARTICLE 5

CERTIF1CATES

5.1

Entitlement to Share Certificates

As soon as practicable after the Effective Date, New Skyline and New Copper Mountain shall deliver to the Transfer Agent for the benefit of the holders of the New Skyline Common Shares and New Copper Mountain Shares, share certificates representing in the aggregate the New Corporation Common Shares and New Copper Mountain Common Shares to which such holders are entitled following the Arrangement to be delivered to such holders in accordance with the terms hereof.

5.2

Use of Postal Services

Any share certificate or cheque which any person is entitled to receive in accordance with this Plan of Arrangement shall (unless the Transfer Agent shall have received instructions to the contrary from or on behalf of such person prior to the Effective Date) be forwarded by first class mail, postage prepaid, or in the case of postal disruption in Canada, by such other means as the Transfer Agent may deem prudent.

5.3

Delivery of Share Certificates

The Transfer Agent shall deliver to each registered Skyline Common Shareholder and Original Copper Mountain Shareholders as at the Effective Date certificates representing the New Skyline Common Shares and New Copper Mountain Common Shares to which such holder is entitled against delivery by such Skyline Common Shareholder and Original Copper Mountain Shareholder to the Transfer Agent of the certificate(s) representing the common Shares registered in such Shareholder's name.

5.4

Dividends and Distributions

All dividends paid and distributions made in respect of New Skyline Common Shares, New Copper Mountain Common Shares issued after the Effective Date but prior to a certificate therefore being delivered to a Skyline Common Shareholder and Original Copper Mountain Shareholder.  In accordance with paragraph 5.2, shall be paid to the Transfer Agent to be held by the Registrar and Transfer Agent in trust for such Skyline Common Shareholder and Original Copper Mountain Shareholder.  The Transfer Agent shall pay and deliver to any such Skyline Common Shareholder and Original Copper Mountain Shareholders, as soon as reasonably practicable after application therefor is made by such Skyline Common Shareholder and Original Copper Mountain Shareholders to the Transfer Agent in such form as the Transfer Agent may reasonably require, such dividends, distributions, cash and interest accrued, net of withholding and other taxes, to which such Common Shareholder and Original Copper Mountain Shareholders is entitled.

EXHIBIT-A

MEMORANDUM

OF

INTERNATIONAL SKYLINE GOLD CORPORATION

1.

The name of the Company is International Skyline Gold Corporation.

2.

The authorized capital of the Company consists of THREE HUNDRED FIFTY MILLION (350,000,000) shares divided into:

(a)

TWO HUNDRED MILLION (200,000,000) Common Shares without par value;

(b)

ONE HUNDRED MILLION (100,000,000) Preferred Shares without par value; and

(c)

FIFTY MILLION (50,000,000) Exchangeable Shares without par value.

3.

The Common Shares without par value, the Preferred Shares without par value, the Preferred Shares and the Exchangeable Shares without par value shall have attached thereto the special rights and restrictions set forth in the Articles of the Company.

EXHIBIT I-B

Part 27 -Rights and Restriction Attaching to the Exchangeable Shares

The Exchangeable Shares shall have attached thereto, the following special rights and restrictions:

27.1

Dividends: Subject to the prior rights of the holders of Preferred Shares and any other shares of the Company ranking in priority to the Exchangeable Shares the holders of Shares will be entitled to receive if as and when declared by the Board of Directors of the Company non-cumulative dividends in an amount or amounts to be determined by the Board of Directors from time to time.

27.2

Redemption: Subject to the rights, privileges, restrictions and conditions attaching to the Preferred Shares and to any other shares of the Company ranking in priority to the Exchangeable Shares the Company may redeem at any time any of the then outstanding Exchangeable Shares on payment in cash or property for each share of an amount equal to the Exchangeable Share Redemption Amount (as defined below) together with all declared and unpaid dividends thereon. The Exchangeable Share Redemption Amount will be determined by dividing the Aggregate Exchangeable Share Redemption Amount (as defined below) by the number of Exchangeable Shares issued and the Board of Directors may authorize any director or officer to conclusively determine the Exchangeable Share Redemption Amount at any time such determination to be evidenced by a certificate of such director or officer. The aggregate Exchangeable Share Redemption Amount will be equal to the fair market value of all the property of the Company (except the right to the acquisition agreement dated as of July 5. 1999 between the Company and the shareholders of Copper Mountain Mines Ltd. and the mill and underground mining equipment of the Company located on the Johnny Mountain Mine Property (the "Mill Equipment") and all rights of the Company to the acquisition agreement with Copper Mountain Mines Ltd. dated as of July 5. 1999 (the" Acquisition Agreement"). less all liabilities of the Company other than those related to Mill Equipment and the Acquisition Agreement as determined by a senior officer. The Exchangeable Share Redemption Amount as determined by the senior officer will be the specified amount for the purposes of subsection 191(4) of the Income Tax Act (Canada) as amended.

27.3

Rights Upon Liquidation, Dissolution or Winding-Up: In the event of any dissolution, liquidation or winding-up of the Company or other distribution of the property or assets of the Company the holders of Exchangeable Shares shall be entitled to receive from the property or assets of the Company an amount equal to the Exchangeable Share Redemption Amount together with all declared and unpaid dividends thereon. Subject to the prior rights of the holders of Preferred Shares and any other shares of the Company ranking in priority to the Exchangeable Shares such payment or distribution shall be made prior to the payment of any amount or the distribution of any property or assets of the Company to the holders of Common Shares or any other shares ranking junior to the Exchangeable Shares. Upon payment to the holders of record of the Exchangeable Shares on the date of distribution of the amount so payable to them such holder shall not be entitled to share in any further distribution of the property or assets of the Company.

27.4

Voting Rights: The holders of the Exchangeable Shares will be entitled to one vote in respect of each share held by them at all meetings of the members of the Company.

27.5

Modification, Amendment and Variation of Rights or Provisions: The provisions attaching to the Exchangeable Shares may be repealed, altered, modified or amended but only with the prior approval of the holders of the Exchangeable Shares given by an instrument(s) in writing by the holders of all Shares outstanding or by a resolution passed by at least 75 % of the votes cast at a meeting of the holders of the Exchangeable Shares called for such purpose. Such requirement for the approval of the holders of the Exchangeable Shares shall be in addition to any vote, authorization, confirmation or approval as may then be required by applicable law.

27.6

Priority' The Common shares shall rank junior to the Exchangeable Shares and shall be subject in all respects to the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

EXHIBIT I-C

MEMORANDUM

OF

SKYLINE GOLD CORPORATION

1.

The name of the Company is Skyline Gold Corporation.

2.

The authorized capital of the Company consists of EIGHT HUNDRED MILLION (800,000,000) shares divided into:

(i)

FIVE HUNDRED MILLION (500,000,000) Common Shares without par value; and

(ii)

THREE HUNDRED MILLION (300,000,000) Preferred Shares without par value.

3.

The Common shares without par value and the Preferred Shares without par value shall have attached thereto the special rights and restrictions set out in the Articles of the Company.

Certified a true copy this 31st

day of March, 2000.

“signed”

__________________

Clifford A. Grandison

President

ALTERED MEMORANDUM

(as altered by Arrangement effective March 31,2000)

"COMPANY ACT"

MEMORANDUM

OF

SKYLINE GOLD CORPORATION

1.

The name of the Company is Skyline Gold Corporation.

2.

The authorized capital of the Company consists of EIGHT HUNDRED MILLION (800,000,000) shares divided into:

(a)

FIVE HUNDRED MILLION (500,000,000) Common Shares without par value;

(b)

THREE HUNDRED MILLION (300,000,000) Preferred Shares without par value; and

3.

The Common Shares without par value, the Preferred Shares without par value shall have attached thereto the special rights and restrictions set forth in the Articles of the Company.

EXHIBIT I-D

MEMORANDUM

OF

COPPER MOUNTAIN MINES LTD.

1.

The name of the Company is Copper Mountain Mines Ltd.

2.

The authorized capital of the Company consists of THREE HUNDRED MILLION (300,000,000) shares divided into:

(a)

TWO HUNDRED MILLION (200,000,000) Common Shares without par value; and

(b)

ONE HUNDRED MILLION (100,000,000) Preferred Shares without par value.

3.

The Common Shares without par value, the Preferred Shares without par value, the Preferred Shares without par value shall have attached thereto the special rights and restrictions set forth in the Articles of the Company.